Exhibit 99.1
News
[ONEOK Logo]	[ONEOK Partners Logo]
September 24, 2008	Analyst Contact: Christy Williamson
918-588-7163
Media Contact: Megan Washbourne
918-588-7572

ONEOK and ONEOK Partners to Webcast

Investor Conference on Oct. 2, 2008

TULSA, Okla. - Sept. 24, 2008 - ONEOK, Inc. (NYSE: OKE) and ONEOK Partners,

L.P. (NYSE: OKS) will webcast their annual investor conference on Thursday, Oct. 2, 2008,

beginning at 8:30 a.m. Eastern Daylight Time (7:30 a.m. Central Daylight Time) and ending at noon.

The meeting will be hosted by John W. Gibson, chief executive officer of ONEOK, and chairman and chief executive officer of ONEOK Partners.

ONEOK and ONEOK Partners' management team will present, including:

- Jim Kneale, president and chief operating officer;

- Pierce Norton, executive vice president;

- Terry Spencer, executive vice president; and

- Caron Lawhorn, senior vice president and chief accounting officer.

Other members of the ONEOK and ONEOK Partners management teams will be available for questions.

The webcast will be accessible on ONEOK's and ONEOK Partners' Web sites at

www.oneok.com and www.oneokpartners.com . A replay of the webcast will be archived for

30 days after the conference.

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ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 47.7 percent of

ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the mid-continent with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a Fortune 500 company.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. Our general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 47.7 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the Web sites at www.oneokpartners.com or www.oneok.com. OKE-FV OKS-FV

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